Exhibit 10.1

THIRD AMENDMENT TO PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN

WHEREAS, the Pier 1 Imports, Inc. Stock Purchase Plan (the “Plan”) was established in 1980 and was most recently amended and restated on June 20, 2008;

WHEREAS, on January 22, 2009, the Board of Directors of the Company, upon recommendation of the Administrative Committee, approved a resolution (i) to suspend Participant compensation deductions, Company matching contributions and enrollment of new Participants under the Plan and (ii) to suspend purchases of shares of Common Stock under the Plan, each to occur after the last event in which Participant compensation deductions plus Company matching contributions could be used to purchase shares of Common Stock within the authorized aggregate amount for issuance under the Plan of 2,541,025 shares of Common Stock;

WHEREAS, the Plan was amended by an Amendment to Pier 1 Imports, Inc. Stock Purchase Plan, which established the effective date of such suspension as March 28, 2009 (the “2009 Suspension Date”); and

WHEREAS, the Plan was amended by a Second Amendment to Pier 1 Imports, Inc. Stock Purchase Plan effective as of July 14, 2009;

NOW THEREFORE:

A.    The suspension period which began on the 2009 Suspension Date will end as soon as administratively practicable after this Third Amendment to the Plan is approved by the shareholders of Pier 1 Imports, Inc. at their annual meeting on June 29, 2010. Should this Third Amendment not be approved at that meeting, then the suspension period will continue and this Third Amendment will have no force and effect. During the suspension period, all other aspects of the Plan will continue in full force and effect.

B.    The first sentence of Article VII of the Plan is replaced with the following:

“Unless previously terminated by the Board of Directors, the Plan will automatically terminate on the earlier of (i) June 29, 2015, or (ii) when an aggregate of 3,500,000 shares of Common Stock, plus 881,923 authorized shares of Common Stock which remained available for issuance under the Plan on the 2009 Suspension Date, have been issued after June 29, 2010.”

C.    All terms used in this Third Amendment, unless specifically defined herein, have the same meanings attributed to them in the Plan. As amended hereby, the Plan is specifically ratified and reaffirmed.

Signed effective as of June 29, 2010.

Pier 1 Imports, Inc.,
a Delaware corporation

By:	/s/ Gregory S. Humenesky
Gregory S. Humenesky Executive Vice President